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ERNST & YOUNG         One Indiana Square                Phone: (317) 681-7000
                      Suite 3400                        Fax:   (317) 681-7216
                      Indianapolis, Indiana 46204-2094

                                  EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Marsh Supermarkets, Inc. of our report dated June 9, 1994, included in the 1994 Annual Report to Shareholders of Marsh Supermarkets, Inc.

Our audits also included the financial statement schedules of Marsh Supermarkets, Inc. listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statement Number 2-74859 on Form S-8 of the 1980 Marsh Stock Plan dated December 2, 1981, Registration Statement Number 33-33427 on Form S-8 of the Marsh Supermarkets, Inc. 1987 Stock Option Plan, dated February 12, 1990, Registration Statement Number 33-43817 on Form S-8 of the Marsh Employees' Monthly Stock Investment Plan - 1977, dated November 7, 1991, Registration Statement Number 33-56630 on Form S-8 of the 1991 Employee Stock Incentive Plan, dated December 31, 1992, Registration Statement Number 33-56624 on Form S-8 of the 1992 Stock Option Plan for Outside Directors, dated December 31, 1992 and Registration
Statement Number 33-56626 on Form S-8 of the Marsh Supermarkets, Inc. 401(k) Plan, dated December 31, 1992, of our report dated June 9, 1994, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of Marsh Supermarkets, Inc.

June 24, 1994




                                            /s/ Ernst & Young